CONTRACT FOR PROFESSIONAL SERVICES
DENISE L. KRUGER – CONSULTANT
This Contract is made and entered into by and between Golden State Water Company (“GSWC”) and Denise L. Kruger (“Consultant”) for a continuation of Consultant’s services as set forth in Paragraph 2.

1.    Effective Date: This Contract’s Effective Date is July 10, 2021 (the “Effective Date”).

2.    Services and Compensation: Until the termination of this Contract pursuant to Paragraph 9 below, Consultant shall provide GSWC, under supervision, with consulting services related to administrative support for top executives of the organization, including, but not limited to performing a variety of complex duties often of a sensitive and confidential nature in support of GSWC’s matters. The work and services to be provided by Consultant shall be prioritized and directed by Robert J. Sprowls (President and CEO). Consultant shall provide Mr. Sprowls with a monthly report on or before the 15th day of the month summarizing Consultant’s services in the prior calendar month. Consultant shall be paid $385.00 per hour until termination of this Contract for work and services.

3.    Travel and Mileage Allowance: For a month in which Consultant incurs pre-approved reasonable and necessary travel, mileage and miscellaneous expenses, Consultant may submit an expense report before the 15th day of the next month for their reimbursement. Consultant will be reimbursed at the current IRS mileage reimbursement rate.

4.    Independent Contractor Relationship: It is the intent of the parties that Consultant shall render services solely and exclusively on an independent contractor basis, and Consultant shall in no manner or degree be considered an employee of GSWC (whether statutory, common law or otherwise) at any time for any purpose, including, but not limited to the Federal Insurance Contributions Act (“FICA”), the Social Security Act, the Federal Unemployment Tax Act (“FUTA”), income tax withholding requirements, California Personal Income Tax Withholding (“PIT”), California Unemployment Insurance taxes (“UI”), California Disability Insurance (“SDI”), the Worker’s Compensation Act (“WCA”), and any and all other applicable federal, state and local laws, rules and regulations. Consultant, and Consultant’s respective agents, employees and subcontractors, if any, always shall be treated as independent contractors and not as employees of GSWC.

5.    No Benefits: Consultant expressly acknowledges and agrees that the services rendered pursuant to this Contract (and any other previous periods of service rendered for GSWC by Consultant in a like capacity) shall not form the basis for any rights of eligibility, vesting or participation in any employment benefits afforded to any employees of GSWC, including but not limited to any vacation pay, holiday pay, leaves of absence, or any health and welfare benefits, including but not limited to any coverage for any medical, dental, vision, accidental death and disability, long-term or short-term disability, life insurance or severance benefits, or any retirement benefits of any kind, including but not limited to any pension or thrift plan contributions, and/or any other benefits of any kind or nature provided by GSWC to its employees, whether or not maintained under a qualified ERISA plan. Consultant is not and shall not be entitled to any such benefits that GSWC provides to its employees, and Consultant hereby waives any right or claim to participate in any such programs. Consultant also agrees that, consistent with independent contractor status, Consultant will not apply for any government-sponsored benefits that are intended to apply to employees, including but not limited to unemployment benefits.

6.    Tax Reporting and Filing: Consultant acknowledges and agrees that Consultant shall be solely and exclusively responsible for filing all tax returns, tax declarations, and tax schedules, and for the payment of all taxes and other government exactions required, when due, with respect to any and all compensation earned by Consultant under this Contract. GSWC will not withhold any employment taxes from compensation it pays to Consultant. GSWC will report the compensation amount it pays to Consultant on IRS Forms 1099 to the extent required to do so under applicable Internal Revenue Code provisions and state or local law.

7.    Workers’ Compensation Insurance: It is further understood and agreed that Consultant, as an independent contractor, shall not be insured or eligible for any workers’ compensation coverage maintained by GSWC.

8.    Compliance with GSWC’s Policies: Consultant acknowledges and agrees to adhere to and be bound by GSWC’s policies relevant to Consultant’s performance of work and services on behalf of GSWC. If requested, Consultant agrees to sign acknowledgements that Consultant has read, understood and agreed to be bound by such policies. The policies referenced below shall be incorporated by reference into this Contract:
•Information technology policies, such as the communication and network access policies;
•Code of Conduct and signed acknowledgement; and
•Standards of conduct.

9.    Termination: GSWC may terminate Consultant’s services under this Contract in the event of Consultant’s default, including but not limited to Consultant’s failure or refusal to perform services hereunder or otherwise at the will of GSWC for any reason at any time during the term of this Contract. In the event this Contract is terminated by GSWC, GSWC shall only be obligated to pay Consultant for the accrued but unpaid compensation due as of the date of Consultant’s date of termination. Consultant may terminate this Contract at any time, with or without cause or reason, with two (2) weeks advance written notice. If not earlier terminated as set forth above in this Paragraph 9, the parties each understand that this Contract shall continue in full force and binding effect through and including June 30, 2022, on which date this Contract shall terminate at 5:00 P.M. without further notice.

10.    Confidential Proprietary Information: In the course of providing services hereunder, Consultant may be provided with or gain access to certain confidential and proprietary information of GSWC and its subsidiaries and affiliates (which includes its parent, subsidiaries and affiliates), and its third parties, including, but not limited to operational, financial and business materials, and other information which is proprietary and confidential in nature, or is a trade secret (all collectively, the “Proprietary Information”). The parties acknowledge and agree that Proprietary Information also includes, without limitation, any and all information provided or shared by GSWC to Consultant during the course of this Contract, except for information that was previously known to the Consultant free of any obligation to keep it confidential or information disclosed by a third party having a legal right to make such disclosure.
Consultant agrees that such Proprietary Information shall be used by Consultant solely and exclusively for the purpose of performing the work and services required hereunder, and that Consultant shall not reproduce, discuss, distribute, disseminate or otherwise disclose or use the Proprietary Information or the substance or contents thereof, in whole or in part, in its original form or in any other form, to any other person or entity at any time for any purpose. Upon termination of this Contract, or as otherwise requested by GSWC at any time, Consultant will deliver promptly to the designated individual at GSWC all Proprietary Information and all other GSWC property, including but not limited to all originals and all copies of documents, computer files and other computer storage media relating to GSWC’s operations or business.
Consultant acknowledges and agrees that the Proprietary Information is highly confidential and that unauthorized disclosure of the Proprietary Information will result in serious harm to GSWC. The parties acknowledge that GSWC may be irreparably harmed if Consultant breaches the obligations of confidentiality under this Contract and such obligations are not specifically enforced, then GSWC may not have an adequate remedy at law in the event of an actual or threatened violation of any such material obligation hereunder. In the event that Consultation breaches any material obligation under this Contract, then GSWC shall, in addition to any and all other forms of relief to which it may be entitled, be entitled to seek an injunction restraining any further disclosure or use of Proprietary Information.

11.    Consultant’s Acknowledgement: Consultant acknowledges that Consultant has read and understands this Contract and is entering into it freely and voluntarily based on Consultant’s own judgment and not on any representations or promises other than those contained in this Contract. In particular, Consultant understands and agrees that GSWC has made no promise or representation whatsoever of any employment or offer of employment to Consultant at any time, and that any offer of employment to Consultant to be effective for any purpose must be made, if at all, solely and exclusively by a later writing signed by an executive officer of GSWC.

12.    Entire Agreement, Amendment, and Interpretation: This Contract constitutes and contains the entire agreement between the parties and supersedes and replaces any and all prior or contemporaneous understandings or agreements with respect to the services contemplated. This Contract may be amended only by a written amendment executed by both parties to this Contract. This Contract always shall be interpreted according to its fair, common meaning, and not strictly for or against either party. Whenever used in this Contract, the word "person" includes, without limitation, natural persons, groups, corporations, partnerships, associations, organizations, trusts, joint ventures, government entities, and any and every other entity whatsoever. The paragraph headings of this Contract are for convenience of reference only, are not part of the terms or provisions of this Contract, and shall have no force or effect in the interpretation of this Contract or otherwise.

13.    Other Work by Consultant: The parties understand and agree that Consultant is free to perform any other services or work of any kind for any person who or which is not a competitor or potential competitor of GSWC, so long as (A) Consultant performs all of the services and work and services which Consultant is called upon to perform by GSWC properly and in accordance with GSWC’s time requirements therefor, and (B) Consultant first shall have obtained GSWC’s advance written consent that any such person is not a competitor or potential competitor of GSWC.

14.    No Assignment: Consultant’s obligations to perform the work and services called for by this Contract cannot be assigned, in whole or in part, by Consultant to any other person at any time in any manner without the express, advance written approval of GSWC.

Intending legally to be bound, the parties are entering into this Contract as of the Effective Date stated above.

GOLDEN STATE WATER COMPANY	CONSULTANT
Referred to above as GSWC

/s/ Robert J. Sprowls	/s/ Denise L. Kruger
Robert J. Sprowls	Denise L. Kruger

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